UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
 ____________________
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STABILIS SOLUTIONS, INC.
(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
Dear Fellow Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Stabilis Solutions, Inc. which will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 at 8:00 a.m., Central Daylight Time, on Wednesday, August 17, 2022.
During the meeting, we will conduct the business described in the Notice of Annual Meeting of Stockholders and Proxy Statement. I hope you will be able to attend.
We are again following Securities and Exchange Commission rules which enable us to provide proxy materials for the 2022 Annual Meeting on the Internet instead of automatically mailing printed copies. This allows us to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact from printing, mailing and disposing of paper copies. Stockholders of record will receive a notice with instructions on how to access those documents over the internet and request a paper copy of our proxy materials, including this proxy statement, our 2021 Annual Report and voting instructions. Stockholders whose shares are held in a brokerage account will receive this information from their broker.
Whether or not you plan to attend the Annual Meeting, it is important that you vote by promptly completing, dating, signing and returning your proxy card by mail or following the voting instructions provided by your broker. If you attend the Annual Meeting and decide to vote in person, you may revoke your proxy.
On behalf of the directors, officers and employees of Stabilis Solutions, Inc., I thank you for your continued support.

Sincerely,

Westervelt T. Ballard, Jr.
President and Chief Executive Officer

July 1, 2022

PLEASE VOTE NOW TO AVOID THE EXPENSE OF A FURTHER SOLICITATION

STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 17, 2022
The 2022 Annual Meeting of the Stockholders (the “Annual Meeting”) of Stabilis Solutions, Inc., a Florida corporation (the “Company”), will be held at 11750 Katy Freeway, Suite 900, Houston, Texas 77079 on Wednesday, August 17, 2022 at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect seven (7) members to the Company’s Board of Directors;

2.	To ratify the selection of the independent registered public accounting firm for 2022; and

To transact such other business as may properly come before the meeting or any adjournment thereof.
Our Board of Directors has fixed the close of business on June 10, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.
Your attention is directed to the following pages for information on voting and obtaining a paper copy of the proxy materials for the Annual Meeting.
You are cordially invited to attend the Annual Meeting. The Board of Directors encourages you to access the proxy materials and vote in person or by proxy by following the instructions on the following pages.

By Order of the Board of Directors

Andrew L. Puhala
Secretary

Houston, Texas
July 1, 2022

STABILIS SOLUTIONS, INC.
11750 Katy Freeway,
Suite 900
Houston, Texas 77079
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 17, 2022
About this Proxy Statement
This Proxy Statement is being made available on or about July 1, 2022 to the holders of common stock (the “common stock”) of Stabilis Solutions, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 17, 2022, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.
Voting Instructions for Stockholders of Record
If you hold a stock certificate for shares in your name you are considered a stockholder of record (or registered stockholder) of those shares. You may vote by internet, phone, mail or by attending the Annual Meeting.
Voting on the Internet

•Go to: www.investorvote.com/SLNG: enter the 12-digit control number from the Notice Card sent to you in the mail and then follow the on-screen instructions.
Voting by Telephone

•Call the toll-free number on the proxy card.
Voting by Mail

•Download or Request a paper copy of the proxy card as instructed below.
•Return your signed and dated proxy card for receipt by 8:00 a.m., Central Daylight Time on August 17, 2022, the time and date of the Annual Meeting.
Voting in Person

•You may vote in person at the Annual Meeting, even if you already voted by mail, phone or internet and your vote at the meeting will supersede any prior vote.
Voting Instructions for Beneficial Owners

•If your shares are held in a stock brokerage account or other custodial account you are considered the beneficial owner of shares held in street name. You may vote by internet, telephone, mail or in person.
Voting on the Internet

•Go to: www.proxyvote.com, enter the 12-digit control number from the Notice Card sent to you by your broker or custodian and follow the on-screen instructions.

Voting by Telephone

•Call the toll-free number on the Notice Card sent to you by your broker or custodian.
Voting by Mail

•Follow the instructions included on the Notice Card sent to you by your broker or custodian.
Voting in Person

•Since you are not a stockholder of record, you may not vote your shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds your shares giving you the right as beneficial owner to vote your shares at the meeting. To request a proxy, follow the instructions at www.proxyvote.com. You must also bring to the annual meeting a letter from the nominee confirming your beneficial ownership of the shares.
To Request a Paper Copy of Proxy Materials or Proxy Card for 2022 Annual Meeting of Stockholders:
Stockholders of Record
If you are a stockholder of record and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy.
To order a copy of the proxy materials and select a future delivery preference:
•Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
•Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the control number in the shaded bar on the reverse side of the notice or proxy card you received when requesting a set of proxy materials.

•Internet: Go to www.investorvote.com/SLNG. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
•Telephone: Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
•Email: Send email to investorvote@computershare.com with “Proxy Materials SLNG.” in the subject line. Include in the message your full name and address, plus the 12-digit number located on the Notice Card sent to you in the mail, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
All requests for a paper copy of the proxy materials must be received by August 1, 2022 to facilitate timely delivery.
Beneficial Owners
If you are a stockholder who holds your stock in street name through your broker or other nominee and you prefer to receive a paper copy of our proxy materials and/or proxy card, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy in one of the following ways on or prior to August 1, 2022 to facilitate timely delivery:

•Internet: www.proxyvote.com.
•Telephone: Call toll-free at 1-800-579-1639.
•Email: Send a blank email to sendmaterial@proxyvote.com with the 12-digit control number that appears on the Notice sent to you from your broker or nominee in the subject line.

Revocability and Voting of Proxy
Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal No. 2.
Record Date, Voting Rights and Quorum
Only stockholders of record at the close of business on June 10, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. At that date there were 18,279,939 shares of Common Stock outstanding. At the Annual Meeting, each issued and outstanding share of Common Stock will be entitled to one vote. The holders of a majority of the 18,279,939 shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.
Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.
“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors will consist of seven directors who will be elected by the stockholders as of the Record Date at the Annual Meeting to hold office until the 2023 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven nominees of the Board of Directors named below.
Each nominee of the Board of Directors has indicated that he or she is willing and able to serve as director if elected. If any nominee of the Board of Directors becomes unavailable for any reason before the election, proxies will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.
Vote Required
The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will have no effect on the election since only votes “FOR” a nominee are counted in order to determine the seven nominees with the highest number of votes.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
Nominees of the Board of Directors
The following seven nominees, all of whom are current directors of the Company, are the nominees of the Board of Directors. Certain information about the nominees, including their experience, qualifications and, attributes or skills that led the Board to conclude that the nominees should continue to serve as directors of the Company is set forth below.
J. Casey Crenshaw
J. Casey Crenshaw, age 47, was appointed Chairman of Stabilis on July 26, 2019. He served on the Board of Directors of American Electric Technologies, Inc. from 2012 to July 2019 and as the Executive Chairman of the Board of Directors of Stabilis Energy, LLC from November 2018 until July 2019. Mr. Crenshaw previously served as President of Stabilis Energy, LLC from its formation in February 2013 until November 2018. Mr. Crenshaw also serves as President and a member of the Board of Directors of The Modern Group, Ltd., a privately-owned diversified manufacturing, parts and distribution, rental/leasing and finance business headquartered in Beaumont, Texas. Mr. Crenshaw has held various executive positions with The Modern Group since 1997, including over 10 years as Cheif Financial Officer.  Mr. Crenshaw holds a B.A. in Finance from Texas A&M University. Mr. Crenshaw is the spouse of director Stacey B. Crenshaw.
The Board believes that Mr. Crenshaw brings to the Board leadership perspective on the operation, management and financing of a successful diversified manufacturing and service company.

Westervelt T. Ballard, Jr.
Westervelt T. Ballard, Jr., age 50, was appointed President, Chief Executive Officer and a director on August 23, 2021. Mr. Ballard served as Executive Vice President, Chief Financial Officer and Treasurer of Superior Energy Services, Inc., a highly diversified provider of rental equipment, manufactured products, and engineered and specialized services to the global energy industry from 2018 to 2021. At Superior, Mr. Ballard served in a variety of progressive roles during his 13-year career, including as an Operations Executive Vice President from 2012 to 2018 with full responsibility over strategic and commercial direction, capital allocation, operations, safety, financial and administrative functions for a diversified portfolio of business lines operating in over 30 countries. Additionally, he served as Vice President of Corporate Development where he was responsible for sourcing, evaluating and executing acquisitions and strategic investments globally. Superior entered into Chapter 11 bankruptcy to consummate a prepackaged reorganization in December 2020 and emerged in February 2021. Mr. Ballard served in the United States Marine Corps, earning the rank of captain. He is a graduate of the University of Georgia and is a director of the Marine Corps-Law Enforcement Foundation.
The Board believes that Mr. Ballard provides essential insight and expertise concerning the business, operations and strategies of the Company that is needed for the Board’s oversight and decision-making responsibilities.
Benjamin J. Broussard
Benjamin J. Broussard, age 43, was appointed to the Board of Directors of Stabilis on July 26, 2019. Mr. Broussard has been the Chief Financial Officer for The Modern Group, Ltd. since March 2021. Since joining The Modern Group in 2013 until March 2021 he served as the Director of Finance. Mr. Broussard began his career as a commercial banker with Washington Mutual Bank in 2001. After leaving the bank in 2008, he worked at T-Mobile until 2011 and as a consultant to Microsoft’s Global Procurement Group from 2011 to 2013. Mr. Broussard holds a B.A. from the University of Notre Dame and J.D. from South Texas College of Law Houston.
The Board believes that Mr. Broussard's background in finance enables him to provide the Board with valuable input and guidance into many aspects of the Company’s business.
Stacey B. Crenshaw
Stacey B. Crenshaw, age 45, was appointed to the Board of Directors of Stabilis on February 4, 2020. She co-founded Stabilis Energy, LLC in 2013. Prior to her role with Stabilis, she was a practicing attorney with Germer Gertz, LLP from 2002 to 2004. Mrs. Crenshaw is the owner of ClaraVaille, a designer and retailer of custom jewelry. Mrs. Crenshaw is also actively involved in her local community through leadership roles at the Neches River Festival and the Symphony League of Beaumont. From 2006 to 2011 she was the founder and director of CHAD’s Place, a non-profit that held conferences and provided support groups for the bereaved. Mrs. Crenshaw has also served on several boards including Family Services of Southeast Texas, All Saints Episcopal School, and the advisory board of the Art Museum of Southeast Texas. Mrs. Crenshaw received a Bachelor of Liberal Arts degree in Journalism from Texas A&M University and a Doctor of Jurisprudence degree from the University of Houston Law Center. Mrs. Crenshaw is the spouse of director J. Casey Crenshaw.
The Board believes that Mrs. Crenshaw's legal experience and involvement in community and charitable service provides the Board with input and guidance related to corporate citizenship.
Edward L. Kuntz
Edward L. Kuntz, age 77, was appointed to the Board of Directors of Stabilis on July 26, 2019. He served on the Board of Directors and as Chairman of the Audit Committee of American Electric Technologies, Inc. from September 2013 to July 2019. Mr. Kuntz currently serves as the Chairman of the Board of Directors of U.S Physical Therapy, Inc., a publicly held operator of physical therapy clinics and related businesses. He has been a director since 2014. Mr. Kuntz is the former Chairman and Chief Executive Officer of Kindred Healthcare, formerly a diversified provider of post-acute care services in the United States. From 1998 through May 2014 he served as Chairman of the Board of Directors of Kindred and as Chief Executive Officer from 1998 to 2004. From 2000 through 2016, Mr. Kuntz served as a director of Rotech Healthcare, Inc., one of the largest providers of home medical equipment and related products and services in the United States. Mr. Kuntz received B.A., J.D. and L.L.M. degrees from Temple University.
The Board believes that Mr. Kuntz’s experience as an executive and director of a variety of growing public and private equity-backed companies brings valuable experience to the Board in matters such as organizational structure, corporate strategy, operational performance measurement and improvement and governance.

Peter C. Mitchell
Peter C. Mitchell, age 66, was appointed to the Board of Directors of Stabilis on July 26, 2019. He was most recently Senior Vice President and Chief Financial Officer of Coeur Mining, Inc. a leading precious metals producer, which owns and operates mines throughout North America, including the Palmarejo complex in Mexico, one of the world’s largest silver mines. Peter joined Coeur as CFO in 2013, and was responsible for investor relations, financial planning and analysis, financial reporting, information technology, tax and compliance, in addition to serving as a key team member on acquisition and divestiture activities and leading all capital markets activity in multiple equity and debt financings. Previously, he held executive leadership positions in finance and operations with a variety of U.S. and Canadian companies both public and private equity sponsored, among them Taseko Mines Ltd., Vatterott Education Centers, Von Hoffmann Corporation and Crown Packaging Ltd., Mr. Mitchell is a former member of the Board of Directors and Audit Committee Chair for Northern Dynasty Minerals Ltd. and is currently a member of the Board of Directors and Audit Committee Chair of Northcliff Resources Ltd., Taseko Mines Limited and Montage Gold Limited where he is also Chairman of the Board. He earned a B.A. in Economics from Western University, an MBA from the University of British Columbia, and is a Chartered Accountant (CPA-CA).
The Board believes that Mr. Mitchell's extensive business and financial experience provides the Board with valuable insights and guidance concerning the Company’s operations and financial management.
Matthew W. Morris
Matthew W. Morris, age 51, was appointed to the Board of Directors of Stabilis on November 2, 2021. Mr. Morris has served as a director for Cornerstone Strategic Value Fund, Inc., and Cornerstone Total Return Fund, Inc. since November 2017, and is a member of the Audit Committee and Nominating and Corporate Governance Committee for both companies. Mr. Morris also serves as a director for Stewart Information Services Corporation where he previously served as CEO from 2011 to September 9, 2019. Prior to serving as CEO, he served in various executive management positions for Stewart Information Services Corporation, Stewart Title Company and Stewart Title Guaranty Company. He previously served as director for a strategic litigation consulting firm, offering trial, and settlement sciences, crisis management and communications strategy. In addition to his board service, Mr. Morris recently formed Lutroco, LLC, a private investment and advisory firm engaging purpose driven entrepreneurs for growth and impact. He received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master of Business Administration with a concentration in finance from The University of Texas.
The Board believes that Mr. Morris's experience as an executive and director enables him to provide the Board with valuable input and guidance into many aspects of the Company’s business.
Controlled Company Exemption
Directors J. Casey Crenshaw and Stacy B. Crenshaw control a majority of the voting power represented by our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of The NASDAQ Stock Market, LLC (“NASDAQ”). Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company we are exempt from the NASDAQ governance requirements that (i) listed companies have compensation and nominating committees composed solely of independent directors, (ii) the compensation of executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors, (iii) director nominees are selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors, and (iv) that the board of directors be composed of a majority of independent directors.
Director Independence
The Board of Directors discussed and reviewed whether each nominee is independent in accordance with the director independence standards established by NASDAQ. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the independent directors in determining independence. The Board determined that Peter C. Mitchell, Matthew W. Morris, and Edward L. Kuntz are independent.

Information about the Nominating Process
The Company’s Board of Directors undertakes the activities of identifying, evaluating and recommending nominees to serve as directors. The Board has not established a separate nominating committee because the Board believes that all directors should participate in the selection of director candidates.
Nomination of Director Candidates by Stockholders
The policy of the Board of Directors is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include the nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected and should be directed to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.
Stockholders who comply with the requirements of our Bylaws with respect to advance written notice of stockholder director nominations at the Annual Meeting, including certain information that must be provided concerning the stockholder and each nominee, may nominate candidates for election as directors at the Annual Meeting by attending the meeting and offering the candidates into nomination at the time of the election of directors. Our Amended and Restated Bylaws were filed with the Securities and Exchange Commission on Form 8-K on September 18, 2020, and can be viewed by visiting the SEC website at http://sec.gov. You may also obtain a copy of the Bylaws by writing to Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Such information must be provided within the period set forth below under “Stockholder Proposals for Next Annual Meeting.”
For a stockholder’s nominees to be included in the Company’s Proxy Statement for next year’s annual meeting the stockholder must give timely notice to the Company by the date set forth below under “Stockholder Proposals for Next Annual Meeting.”
Director Qualifications
The Board of Directors has not established any minimum qualifications for nomination as a director of the Company but has identified the following qualities and skills necessary for our directors to possess:

•Integrity
•Commitment to enhancing stockholder value
•Ability to objectively analyze complex business problems and develop creative solutions
•Pertinent expertise, experience and achievement in education, career and community
•Familiarity with issues affecting the Company’s business
•Availability to fulfill the required time commitment
•Ability to work well with other directors
Identifying and Evaluating Nominees for Directors
Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, in identifying nominees for director, the Board does seek to have directors with a diversity of business experience and skills which allow for the expression of diverse viewpoints.
Director Attendance at the 2021 Annual Meeting
All of the directors attended the 2021 Annual Meeting.
Stockholder Communications with the Board
Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Andrew L. Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079. Any such communication will be distributed to each of the Company’s directors. A communication addressed to any individual director at the same address will be distributed only to that director.
Board Leadership Structure
The objective of the Board’s leadership structure is to provide effective and independent oversight of management on behalf of the stockholders. The Board’s two standing committees are described below. J. Casey Crenshaw has served as the Board’s Chairman since July 26, 2019, the date we completed a business combination transaction by which the Company, then named American Electric Technologies, Inc., acquired 100% of the outstanding limited liability company interests of Stabilis Energy, LLC from LNG Investment Company, LLC, a Texas limited liability company and 20% of the outstanding limited liability company interests of PEG Partners, LLC, a Delaware limited liability company (“PEG”) from AEGIS NG LLC, a Texas limited liability company. The remaining 80% of the outstanding limited liability company interests of PEG were owned directly by Stabilis Energy, LLC. As a result, Stabilis Energy, LLC became the 100% directly-owned subsidiary and PEG became the 100% indirectly-owned subsidiary of the Company.
Board Committees
The Board of Directors of the Company has a standing Audit Committee and Compensation Committee.
Audit Committee
The Board adopted its current Audit Committee Charter on May 4, 2022. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent registered public accounting firm; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent registered public accounting firm; (iii) to receive and consider a report from the independent registered public accounting firm concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection; and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The members of the Audit Committee are currently Peter C. Mitchell (Chairman), Matthew W. Morris, and Edward L. Kuntz. The Audit Committee met four times during the fiscal year ended December 31, 2021. The Board has determined that Messrs. Mitchell, Morris, and Kuntz are “independent” as defined in the rules of the NASDAQ and that Messrs. Mitchell and Kuntz each qualify as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is available at http://www.stabilis-solutions.com.
Compensation Committee
The Board of Directors established the Compensation Committee as a standing committee on September 11, 2019. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to recommend the compensation of the directors, to review and approve the terms of any employment agreements with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s equity compensation and employee benefit plans and grants all awards under the Amended and Restated 2019 Long Term Incentive Plan. The members of the Compensation Committee are currently J. Casey Crenshaw (Chairman), Peter C. Mitchell, Matthew W. Morris, and Edward L. Kuntz. The Board of Directors determined that Messrs. Mitchell, Morris, and Kuntz are considered independent as defined in the rules of the NASDAQ. A copy of the Compensation Committee charter is available at http://www.stabilis-solutions.com.
Board’s Role in Risk Management
The Board of Directors, through the Audit Committee, provides oversight of the implementation and operation of the Company’s risk management processes.
Code of Ethics
The Company has adopted a code of business conduct and ethics for its directors, officers and employees. A copy of the code of business conduct and ethics is available at http://www.stabilis-solutions.com.

Attendance at Meetings
During the fiscal year ended December 31, 2021, the Board of Directors held six meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board held in 2021 while serving as a director.
Director Compensation
For 2021, the Board has established cash compensation for its independent directors at $100,000 per annum payable quarterly. However, the Board can elect to pay 50% of such compensation in Company common stock in any year with one-year vesting by Board resolution at the first meeting of the Board in such year.
Directors who are not independent receive no separate compensation for director service. The Company pays each director’s reasonable travel, lodging, meals and other expenses connected with their Board service.
2021 Director Compensation
The following table describes the compensation earned by each individual who served as an independent director during 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Edward L. Kuntz	$100,000	$—	$—	$100,000
Peter C. Mitchell	100,000	—	—	100,000
Matthew W. Morris (1)	25,000	—	—	25,000
Mushahid Khan (2)	75,000	—	—	75,000
Total	$300,000	$—	$—	$300,000
________________
(1)    Mr. Morris was elected by the Board on November 2, 2021 to serve as independent director until the next election of directors by the Company’s stockholders.
(2)    Mr. Khan resigned from the Board effective November 2, 2021; until that time, he served as an independent director.
Certain Relationships and Related Transactions
All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in the NASDAQ Rules.
Reference is hereby made to Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed March 10, 2022 for further information concerning related party transactions.

PROPOSAL NO. 2
TO RATIFY THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
The Board of Directors is asking the stockholders to ratify the Audit Committee’s selection of Ham, Langston & Brezina, LLP as the Company’s independent registered public accounting firm for 2022. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.
Representatives of Ham, Langston & Brezina, LLP are expected to be present at the Annual Meeting in person or by conference telephone and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Ham, Langston & Brezina, LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2007.
Fees billed for services provided by our independent registered public accounting firm for 2021 and 2020 were as follows:

	Year Ended December 31,
Types of Fees	2021	2020
Audit Fees (1)	$232,500	$230,710
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
Other Fees (4)	—	—
Total Fees	$232,500	$230,710
________________
(1)    Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our interim condensed consolidated financial statements included in our quarterly reports, professional services rendered in connection with our filing of various registration statements (such as registration statements on Form S-8 and Forms S-1 and S-3, including related comfort letters) and other services that are normally provided by Ham, Langston & Brezina, L.L.P. in connection with statutory and regulatory filings or engagements.
(2)    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2021 or 2020.
(3)    Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2021 or 2020.
(4)    All other fees consist of fees billed for products and services other than the services described in notes (1), (2) and (3) above. Ham, Langston & Brezina, L.L.P. rendered no such services for us in 2021 or 2020.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with the Company’s management and Ham, Langston & Brezina, LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2021 fiscal year. The Audit Committee has also discussed with Ham, Langston & Brezina, LLP the matters required to be discussed pursuant to Auditing Standard No. 1301 issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, LLP required by the applicable requirements of the PCAOB and Securities and Exchange Commission regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ham, Langston & Brezina, LLP its independence from the Company.
The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2021 fiscal year for filing with the SEC.
Respectfully submitted,
Peter C. Mitchell (Chairman)
Matthew W. Morris
Edward L. Kuntz

Audit Committee’s Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent registered public accounting firm; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its independent registered public accounting firm in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.
The Audit Committee pre-approved all of the fees described above.
The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.
Vote Required
The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and voting on the proposal is required to ratify the selection of the Company’s independent registered public accounting firm for 2022. Abstentions and broker non-votes have no effect on the vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2, TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information, as of June 7, 2021, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each director, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the following table is based on 18,279,939 shares outstanding as of June 7, 2022.

Name(4)	Common Stock
	Number of Shares	Percent of Class
J. Casey Crenshaw (1)	13,249,730	72.5%
Stacey B. Crenshaw (1)	13,249,730	72.5%
LNG Investment Company, LLC (2)	12,580,808	68.9%
Chart Energy & Chemicals, Inc. (3)	1,470,807	8.1%
Westervelt T. Ballard, Jr.	193,358	1.1%
Andrew L. Puhala	15,284	*
Edward L. Kuntz	33,166	*
Peter C. Mitchell	21,436	*
Matthew W. Morris	8,000	*
Benjamin J. Broussard	3,000	*
James G. Aivalis	1,100	*
All directors and officers as a group of (10) persons	13,525,074	74.0%
___________
*    Indicates less than 1%.
(1)    Consists of (i) 12,580,808 shares owned by LNG Investment Company, LLC; (ii) 657,922 shares owned by JCH Crenshaw Holdings, LLC (“JCH”); (iii) 11,000 shares of Common Stock currently held by Mr. Crenshaw. Mr. Crenshaw may be deemed to have voting and dispositive power over the securities held by each of LNG Investment Company, LLC and JCH by virtue of being the sole manager of LNG Investment Company, LLC and the sole managing member of JCH; thus, he may also be deemed to be the beneficial owner of these securities. Mrs. Crenshaw, as the spouse of Mr. Crenshaw, may be deemed to share voting and dispositive power over the securities held by each Mr. Crenshaw, JCH and LNG Investment Company, LLC. Mr. and Mrs. Crenshaw each disclaim any beneficial ownership of the securities owned by LNG Investment Company, LLC, JCH and their respective spouses in excess of their pecuniary interest in such securities.
(2)    LNG Investment Company, LLC owns the 12,580,808 shares received in connection with the Share Exchange. Please see footnote (1) for additional information regarding the shares owned by LNG Investment Company, LLC.
(3)    Chart Energy & Chemicals, Inc. is a wholly owned subsidiary of Chart Industries, Inc. which manages the investments of Chart Energy & Chemicals, Inc. Jillian C. Evanko is the President and Chief Executive Officer of Chart Industries, Inc. and has voting and investment power over the shares held by Chart Energy & Chemicals, Inc. The business address of Chart Energy & Chemicals, Inc. is 8665 New Trails Drive, Suite 100, The Woodlands, Texas 77381. The business address of Chart Industries, Inc. is 3055 Torrington Drive, Ball Ground, Georgia 30107.
(4)    Unless otherwise noted above, the address of the stockholders is c/o Stabilis Solutions, Inc. 11750 Katy Freeway, Suite 900, Houston, Texas 77079.

EXECUTIVE OFFICERS
Our current executive officers are:

Name	Principal Position
Westervelt T. Ballard, Jr.	Chief Executive Officer, President
Andrew L. Puhala	Senior Vice President, Chief Financial Officer, Secretary
Information about Westervelt T. Ballard, Jr. is contained in “Nominees of the Board of Directors” above.
Andrew L. Puhala, age 52, has been Chief Financial Officer of Stabilis since November 2018. From August 2017 until November 2018, Mr. Puhala served as VP of Finance for The Modern Group, Ltd. From September 2015 to June 2017 he served as Chief Financial Officer of ERA Group Inc. (NYSE:ERA), a provider of helicopter transport services primarily to the energy industry. Mr. Puhala served as Chief Financial Officer of American Electric Technologies, Inc. from January 2013 to September 2015 and CFO of AccessESP from 2011- 2012. Mr. Puhala held a variety of senior financial roles at Baker Hughes, Inc. from 1996 - 2011 including VP finance- Middle East Region, Division Controller and Assistant Treasurer. Mr. Puhala is a Certified Public Accountant and received a B.B.A. in Accounting and an M.P.A. from the University of Texas at Austin.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation earned by our chief executive officers and our chief financial officer serving in 2021 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All other compensation ($)		Total ($)
Westervelt T. Ballard, Jr.,	2021	$175,547	$—	$3,390,000	$2,879,000	$125,000	$—		$6,569,547
Chief Executive Officer (Current)	-	—	—	—	—	—	—		—
James Reddinger,	2021	333,333	—	—	—	—	666,667	(5)	1,000,000
Chief Executive Officer (Former)	2020	420,835	—	875,000	—	—	—		1,295,835
Andrew L. Puhala,	2021	315,000	—	—	—	103,150	—		418,150
Chief Financial Officer	2020	262,501	—	35,000	—	—	—		297,501
___________
 (1)    No bonus was earned for the fiscal years 2021 and 2020.
(2)    The amount represents the full aggregate grant date fair value of restricted stock units granted during the fiscal years 2021 and 2020, computed in accordance with FASB ASC 718. Restricted stock units are valued at market price of the Company's common stock at the closing price at the date of grant. These amounts do not represent the actual value that may be realized by named executive officers.
(3)    The Company granted Mr. Ballard 1,300,000 options (see "Employment Arrangements for Mr. Ballard" below). Amount represents the full aggregate grant date fair value in accordance with ASC 718. See Note 14 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for further discussion of stock options granted to Mr. Ballard.
(4)    Pursuant to his Annual Incentive Plan, Mr. Ballard earned the maximum performance award of $125,000 for 2021 performance. Mr. Puhala earned a performance award of $103,150 for 2021 performance. No performance awards were earned for the fiscal 2020 year.
(5)    The amount for James Reddinger represents severance pursuant to the "Separation Agreement" (see below "Separation Arrangements for Mr. Reddinger.")

During the year ended December 31, 2021, the Company granted Mr. Ballard Restricted Stock Units (RSUs) of 500,000. During the year ended December 31, 2020, Mr. Reddinger and Mr. Puhala received RSUs of 500,000 and 20,000, respectively. These RSUs are valued at market price of the Company's common stock closing price at the date of grant. Each RSU converts into one share of common stock on vesting.

Outstanding Equity Awards
The following table below summarizes equity awards granted to the named executive officers under the Amended and Restated 2019 Long Term Incentive Plan (discussed below) as of December 31, 2021.

	Option Awards					Stock Awards
Name	Number of shares or units of stock Underlying Unexercised Options (#) Exercisable	Number of shares or units of stock Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($) (1)
Westervelt T. Ballard, Jr.	1,300,000	—	$—	$10.00	8/23/2031	250,000	$1,695,000
Andrew Puhala	—	—	—	—	—	13,333	23,333
James Reddinger	—	—	—	—	—	—	—
___________
(1)    The amount represents the grant date fair value of restricted stock units granted. Restricted stock units are valued at market price of the Company's common stock at the closing price at the date of grant. These amounts do not represent the actual value that may be realized by named executive officers
During the year ended December 31, 2021, the Company granted Mr. Ballard restricted stock units of 500,000 and stock options of 1,300,000 (see below "Employment Arrangements for Mr. Ballard"). In 2020 Mr. Reddinger and Mr. Puhala received restricted stock units of 500,000 and 20,000, respectively. Mr. Reddinger's units vested immediately upon his resignation in August 2021 (see below "Separation Arrangements for Mr. Reddinger"). Mr. Puhala's units vest in one-third increments each year following the grant date of the award, subject to the terms and conditions of the award agreement. Each RSU converts into one share of common stock on vesting.
Overview and Objectives
We believe our success depends on the continued contributions of our named executive officers. We have established our executive compensation program to attract, motivate, and retain our key employees in order to enable us to maximize our profitability and value over the long term. Our policies are also intended to support the achievement of our strategic objectives by aligning the interests of our executive officers with those of our shareholders through operational and financial performance goals and equity-based compensation. We expect that our compensation program will continue to be focused on building long-term shareholder value by attracting, motivating and retaining talented, experienced executives and other key employees. Currently, our Principal Executive Officer oversees the compensation programs for our executive officers.
Elements of Compensation
Historically, we have compensated our named executive officers with annual base salaries, annual cash incentive bonuses and employee benefits. Additionally, our named executive officers may be awarded long-term equity incentives in the form of restricted stock awards, restricted stock units, or stock options. We expect that these elements will continue to constitute the primary elements of our compensation program, although the relative proportions of each element, and the specific plan and award designs, will likely evolve as we become a more established public company.
Employment, Severance or Change in Control Agreements
Arrangements for James Aivalis
James G. Aivalis retired as our Chief Operating Officer on January 31, 2021 at which time his compensation for his executive services terminated and his post-retirement services as an independent consultant commenced pursuant to the terms of his executive employment agreement for the period from February 1, 2021 through January 31, 2022. On October 25, 2021 the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Aivalis and Enatek Services, LLC (“Enatek”), an executive services provider, under which Enatek will provide the services of Mr. Aivalis as a consultant and advisor to the Company from February 1, 2022 to January 31, 2023 for the consideration of $12,500 per month plus certain health insurance benefits.

Prior to his retirement on January 31, 2021, the Company entered into an employment agreement with Mr. Aivalis covering the period from January 1, 2020 through January 31, 2021. Under the terms and conditions of the agreement, Mr. Aivalis received an annualized base salary of $325,000 and an annual bonus for 2019 service equal to $260,000 which was paid in 2020.
Employment Arrangements for Mr. Ballard
The Company has entered into an Employment Agreement with Mr. Ballard effective as of August 23, 2021 (the “Employment Agreement”) pursuant to which it agreed for a term of three years (unless terminated earlier pursuant to the terms of the Employment Agreement), subject to successive one-year extensions, to employ Mr. Ballard as its President and Chief Executive Officer. The Company agreed to cause Mr. Ballard to be elected to the Board and thereafter to cause him to be nominated as a director and recommend his election to stockholders on an annual basis during the term of his employment.
In consideration of his services, the Company has agreed to pay Mr. Ballard an annualized base salary of not less than $500,000. Mr. Ballard will be entitled to participate in the Company’s Annual Bonus Plan, with a target bonus based on performance to be determined by the Compensation Committee of the Board of Directors and to initially range from 50% of Mr. Ballard’s base salary for “threshold” performance, to 100% of his base salary for “target” performance, and 150% of his base salary for “maximum” performance. Notwithstanding the foregoing, Mr. Ballard’s bonus target for calendar year 2021 was prorated in the amount of $125,000. Additionally, the Company granted Mr. Ballard 500,000 restricted stock units (“RSUs”) under the Company’s 2019 Long Term Incentive Plan, subject to Board approval, of which (i) 250,000 RSUs vested on August 23, 2021, (ii) 125,000 RSUs will vest on August 23, 2022, and (iii) 125,000 RSUs will vest on August 23, 2023, conditioned on Mr. Ballard remaining continuously employed through each vesting date. The Company also agreed to grant Mr. Ballard 1,300,000 options to purchase the Company’s common stock under the 2019 Long Term Incentive Plan, subject to Board approval with a strike price equal to $10.00 per share, which will vest (i) 442,000 options on August 23, 2022, (ii) 429,000 options on August 23, 2023, and (iii) 429,000 options on August 23, 2024, conditioned on Mr. Ballard remaining continuously employed through each vesting date. Mr. Ballard shall not be permitted to exercise any of the options while he is employed by the Company on or before the expiration of his term of employment, unless (Y) in connection with a sale of an equal number of more of shares of stock by the Company’s Chairman of the Board, or (Z) the Company’s stock has traded at $20.00 or more per share for at least 120 consecutive days. Mr. Ballard will also be eligible to participate in all of the Company’s discretionary short-term and long-term incentive compensation plans and programs and other employee benefit plans which are generally made available to other similarly situated senior executives of the Company.
Upon a termination of the Employment Agreement by the Company without Cause (as defined in the Employment Agreement) or by Mr. Ballard resigning his employment for Good Reason (as defined in the Employment Agreement), the Company will cause the RSUs and options described above to become fully vested and will pay Mr. Ballard an amount equal to the base salary and target bonus (at “Target” performance) that he would have received during the period between the date the Employment Agreement is terminated and its expiration or renewal date, as applicable, or for 12 months following the date of termination of the Employment Agreement, whichever is greater. Additionally, the Company will pay a pro rata portion of the target bonus that would have been payable to Mr. Ballard for the year of termination, if his employment had not terminated, and will reimburse him for up to 18 months of certain COBRA payments if he timely elects to continue coverage under COBRA. If the Employment Agreement is terminated by the Company for Cause or by Mr. Ballard without Good Reason on or before 24 months from the effective date of the Employment Agreement, Mr. Ballard will forfeit or repay, as applicable, the shares of common stock he received with respect to the 250,000 RSUs that vested on the effective date of the Employment Agreement, with such forfeiture or repayment, as applicable, being net of any withholding obligations.
He will also forfeit any unvested part of the RSUs and options described if the Employment Agreement is terminated by the Company for Cause or by Mr. Ballard without Good Reason.
Upon a Change-in-Control (as defined in the Employment Agreement) of the Company, the RSUs and options described above would become fully vested, subject to Mr. Ballard’s continued employment through the effective date of the Change-in-Control.
Separation Arrangements for Mr. Reddinger
On August 22, 2021, the Company entered into a Separation and Release Agreement with Mr. Reddinger (the “Separation Agreement”) pursuant to which Mr. Reddinger voluntarily resigned from his employment with the Company and as a member of the Company’s Board of Directors, effective August 22, 2021. Under the Separation Agreement, the Company agreed to pay an amount equal to Mr. Reddinger’s base salary of $500,000 per year that he would have received between the date of his separation of employment and December 31, 2022. Additionally, the Company agreed that Mr. Reddinger’s 500,000 RSUs granted under the 2019 Long Term Incentive Plan fully vested as of the date of his separation of employment.
Base Salary
Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers. Base salaries are determined after taking into account many factors, including (a) the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position; (b) the need to recognize each officer’s unique value and demonstrated individual contribution, as well as future contributions; (c) the performance of the company and each officer; and (d) salaries paid for comparable positions in similarly-situated companies.
For the amounts of base salary that our named executive officers received in 2021 and 2020, see “Executive Compensation-Summary Compensation Table.”
Our Board reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, our Board considers individual and company performance over the course of the relevant time period. The Board may make adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom we compete for executive talent, as estimated based on publicly available information and the experience of our directors.
Annual Cash Bonuses and Annual Non-equity Incentive Plan Compensation
For the year ended December 31, 2021, Mr. Ballard earned non-equity incentive plan compensation of $125,000. Mr. Puhala earned non-equity incentive plan compensation of $103,150. No amounts were earned as non-equity incentive plan compensation for the year ended December 31, 2020.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees.
Risk Considerations
 The Compensation Committee considers whether the Company’s compensation policies and practices for both executives and other employees encourage unnecessary or excessive risk taking.
Base salaries are not believed to encourage excessive risk taking. The Company’s Executive Performance Bonus Program does focus on achievement of annual Company and/or individual performance goals, but both the Company and individual goals are considered appropriate for achievement without unnecessary and excess risk taking.

Pension Benefits
We have not maintained and do not currently maintain a defined benefit pension plan or a supplemental executive retirement plan. Instead, our employees, including our named executive officers, may participate in a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Plan”) pursuant to which employees are allowed to contribute a portion of their base compensation to a tax-qualified retirement account in a defined safe harbor 401(k) Plan, subject to limitations.
Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans
We have not had and do not currently have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

The Amended and Restated 2019 Long Term Incentive Plan
On December 9, 2019 the Board of Directors of the Company adopted the 2019 Long Term Incentive Plan (the “2019 Plan”). In July 2021 the Board of Directors adopted the Amended and Restated 2019 Long Term Incentive Plan. The Amended and Restated 2019 Plan provides for the award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards and Performance Awards. Awards may be granted under the 2019 Plan to employees, officers and directors of the Company and our Affiliates, and any other person who provides services to the Company or any of our Affiliates.
The maximum number of shares of common stock available for issuance under the Amended and Restated 2019 Long Term Incentive Plan is 4,000,000 shares.
As of June 10, 2022, the number of securities remaining available under the Plan is 511,584.
Employment agreements with executive officers
See "Employment, Severance or Change in Control Agreements" above.
Except for Mr. Ballard, our other named executive officers are “at will” employees and are eligible to receive employee benefits generally available to all employees of the Company or the subsidiary by which they are employed and other benefits approved by the Compensation Committee.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
The Company anticipates that it will hold its 2023 Annual Meeting of Stockholders on or about August 17, 2023. Any stockholder of record desiring to submit a proposal for action at the 2023 Annual Meeting of Stockholders and who wishes such proposal to appear in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company’s Corporate Secretary at the address set forth below no later than March 10, 2023 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a shareholder of record.
Stockholders must provide advance written notice of director nominations or other proposals intended to be presented at the Company’s 2023 Annual Meeting. Such notice must be received by the Company not earlier than May 19, 2023, or later than 5:00 p.m., Central time, on June 19, 2023.
Notice of director nominations and other proposals for the 2023 Annual Meeting of Stockholders must be delivered to Andrew Puhala, Corporate Secretary, Stabilis Solutions, Inc., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-K
The Company’s financial statements for the year ended December 31, 2021 are included in the Company’s 2021 Annual Report on Form 10-K, which is available to the Company’s stockholders on the Internet at http://www.edocument.com/slng. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 without charge by requesting it in writing from Andrew L. Puhala, Corporate Secretary, STABILIS SOLUTIONS, INC., 11750 Katy Freeway, Suite 900, Houston, TX 77079.

OTHER MATTERS
The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, the proxy holders named above will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors
July 1, 2022
Andrew L. Puhala
Secretary

Stabilis

VOTE

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2022 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

	For	Withhold		For	Withhold		For	Withhold
01 - Westervelt T. Ballard, Jr.	☐	☐	02 - Benjamin J. Broussard	☐	☐	03 - J. Casey Crenshaw	☐	☐
04 - Stacy B. Crenshaw	☐	☐	05 - Edward L. Kuntz	☐	☐	06 - Peter C. Mitchell	☐	☐
07 - Matthew W. Morris	☐	☐						

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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